Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 4, 2014, in the Registration Statement of Cnova N.V. for the registration of its ordinary shares.

/s/ Ernst & Young Audit

Daniel Mary-Dauphin

Paris-La Défense

July 11, 2014